    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2000
                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                            STOCKWALK.COM GROUP, INC
             (Exact Name of Registrant as Specified in Its Charter)

           MINNESOTA                                    41-175625
(State or Other Jurisdiction of                (IRS Employer Identification No.)
 Incorporation or Organization)

5500 WAYZATA BOULEVARD, SUITE 800, MINNEAPOLIS, MN                   55416
     (Address of Principal Executive Offices)                      (Zip Code)

                 1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                            (Full Title of the Plan)

                        PHILIP T. COLTON, GENERAL COUNSEL
                             5500 WAYZATA BOULEVARD
                                    SUITE 800
                          MINNEAPOLIS, MINNESOTA 55416
                     (Name and Address of Agent for Service)

                                 (763) 542-6000
           Telephone Number, Including Area Code, of Agent For Service

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                           Proposed       Proposed
                                                                            Maximum       Maximum
                                                          Amount           Offering      Aggregate      Amount of
                                                           To Be           Price Per      Offering    Registration
Title Of Each Class Of Securities To Be Registered   Registered (1)(3)     Unit (2)      Price (2)       Fee (2)
------------------------------------------------------------------------------------------------------------------
Common Stock, $.04 par value                         1,500,000 shares        $3.00       $4,500,000     $1,188.00
==================================================================================================================

(1) This Registration Statement relates to an additional 1,500,000 shares of common stock being registered pursuant to the Registrant's 1995 Long-Term Incentive and Stock Option Plan, for which shares have been registered pursuant to the Registrant's Registration Statement Nos. 333-86505 and 333-36619.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share quoted for the Registrant's common stock on NASDAQ National Market System on December 6, 2000.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

            INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The contents of the Registrant's Registration Statement Nos. 333-86505 and 333-36619 are incorporated in this Registration Statement by reference.

ITEM 8.      EXHIBITS.

                Exhibit           Description
             -------------        ----------------------------------------------
                  5.1             Opinion of Leonard, Street and Deinard,
                                  Professional Association

                 23.1 Consent of Leonard, Street and Deinard, Professional Association (contained in
                                  Exhibit 5.1)

                 23.2             Consent of Ernst & Young, LLP



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on this 8th day of December, 2000.

                                       STOCKWALK.COM GROUP, INC.


                                       By /s/ Eldon C. Miller
                                          --------------------------------------
                                          Eldon C. Miller
                                          Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eldon C. Miller and David B. Johnson his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                          Title                         Date
------------------------     -----------------------------     -----------------


/s/ Eldon C. Miller                                            December 7, 2000
------------------------
Eldon C. Miller              Chairman of the Board; Chief
                               Executive Officer


/s/ Jeffrey L. Houdek                                          December 7, 2000
------------------------
Jeffrey L. Houdek            Principal Accounting and
                               Financial Officer


/s/ David B. Johnson                                            December 7, 2000
------------------------
David B. Johnson             Executive Vice President and
                               Director


/s/ Paul R. Kuehn                                               December 7, 2000
------------------------
Paul R. Kuehn                Director


/s/ Stanley D. Rahm                                             December 7, 2000
------------------------
Stanley D. Rahm              Director


/s/ N. Lee Wesley                                               December 7, 2000
------------------------
N. Lee Wesley                Director


/s/ Richard J. Nigon                                            December 7, 2000
------------------------
Richard J. Nigon             Director


                                                                December 7, 2000
------------------------
John E. Feltl                Director


/s/ John C. Feltl                                               December 7, 2000
------------------------
John C. Feltl                Director

                            EXHIBIT INDEX TO FORM S-8

 Exhibit        Description
----------      ----------------------------------------------------
   5.1          Opinion of Leonard, Street and Deinard, Professional Association

  23.1 Consent of Leonard, Street and Deinard, Professional Association (contained in Exhibit 5.1)

  23.2          Consent of Ernst & Young, LLP